As filed with the Securities and Exchange Commission on August 12, 2003
                                                     Registration No. 333-106349
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No.3 to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      RAINIER PACIFIC FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Washington                          6036                   87-0700148
(State or other jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)    Classification Code Number)  Identification Number)

                      3700 Pacific Highway East, Suite 200
                             Fife, Washington 98424
                                 (253) 926-4000
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          John F. Breyer, Jr., Esquire
                             Breyer & Associates PC
                        8180 Greensboro Drive, Suite 785
                             McLean, Virginia 22102
                                 (703) 883-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

====================================================================================================================================
Title of Each Class of        Amount to be    Proposed Maximum Offering  Proposed Maximum Aggregate Offering  Amount of Registration
Securities to be Registered   Registered (1)       Price Per Unit                     Price (1)                        Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value     8,442,840              $10.00                        $84,428,400                      $6,831(2)
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. Includes shares to be issued to the Rainier Pacific Foundation. As described in the prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
(2)   Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PART I - INFORMATION REQUIRED IN PROSPECTUS

          Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1

Item 1.  Forepart of the Registration Statement and Outside     Forepart of the Registration Statement; Outside Front Cover Page
         Front Cover of Prospectus

Item 2.  Inside Front and Outside Back Cover Pages of           Inside Front Cover Page; Outside Back Cover Page
         Prospectus

Item 3.  Summary Information, Risk Factors and Ratio of         Summary; Risk Factors
         Earnings to Fixed Charges

Item 4.  Use of Proceeds                                        How We Intend to Use the Proceeds From this Offering;
                                                                Capitalization

Item 5.  Determination of Offering Price                        Rainier Pacific Bank's Conversion - How We Determined Our Price
                                                                and the Number of Shares to be Issued in the Stock Offering

Item 6.  Dilution                                               *

Item 7.  Selling Security Holders                               *

Item 8.  Plan of Distribution                                   Rainier Pacific Bank's Conversion

Item 9.  Description of Securities to be Registered             Description of Capital Stock of Rainier Pacific Financial Group

Item 10. Interests of Named Experts and Counsel                 Legal and Tax Opinions; Experts

Item 11. Information with Respect to the Registrant

         (a) Description of Business                            Business of Rainier Pacific Financial Group, Inc.;
                                                                Business of Rainier Pacific Bank

         (b) Description of Property                            Business of Rainier Pacific Bank - Properties

         (c) Legal Proceedings                                  Business of Rainier Pacific Bank - Legal Proceedings

         (d) Market Price of and Dividends on the               Outside Front Cover Page; Market for the Common Stock; Our Policy
         Registrant's Common Equity and                         Regarding Dividends
         Related Stockholder Matters

         (e) Financial Statements                               Consolidated Financial Statements; Pro Forma Data

         (f) Selected Financial Data                            Selected Financial and Other Data

         (g) Supplementary Financial Information                *

         (h) Management's Discussion and Analysis of            Management's Discussion and Analysis of Financial Condition and
         Financial Condition and Results of Operations          Results of Operations

         (i) Changes in and Disagreements with Accountants on   *
         Accounting and Financial Disclosure

         (j) Quantitative and Qualitative Disclosures About     Management's Discussion and Analysis of Financial Condition and
         Market Risk                                            Results of Operations - Asset and Liability Management and Market
                                                                Risk

         (k) Directors, Executive Officers, Promoters and       Management
         Control Persons

         (l) Executive Compensation                             Management - Executive Compensation; Management - Benefits

         (m) Security Ownership of Certain Beneficial           *
         Owners and Management

         (n) Certain Relationships and Related                  Management - Loans and Other Transactions with
         Transactions                                           Officers and Directors


Item 12. Disclosure of Commission Position on Indemnification   Part II, Item 17
         for Securities Act Liabilities

*Item is omitted because answer is negative or item inapplicable.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Legal fees and expenses..........................................................       $ 275,000
Securities marketing legal fees..................................................          35,000
EDGAR, copying, printing, postage and mailing....................................         267,000
Appraisal and business plan preparation fees and expenses........................          70,000
Accounting fees and expenses.....................................................         105,000
Securities marketing fees and expenses...........................................         854,000
Data processing fees and expenses................................................          55,000
SEC registration fee.............................................................           7,000
Blue Sky filing fees and expenses................................................           5,000
State of Washington Department of Financial Institutions filing fee..............           1,000
NASDAQ listing fee...............................................................         100,000
Stock transfer agent and regular fees and expenses...............................          20,000
Other expenses - NASD filing fee, certificate printing, telephone/stock center...          54,000
                                                                                       ----------
           Total.................................................................      $1,848,000
                                                                                       ==========

Item 14. Indemnification of Directors and Officers

      In accordance with the Washington Business Corporation Act ("WBCA"), R.C.W. ss. 23B.08.570, Article XIV of the registrant's Articles of Incorporation provides as follows:

      "ARTICLE XIV. Indemnification. The Corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

            A. Directors and Officers. In all circumstances and to the full extent permitted by the WBCA, the Corporation shall indemnify any person who is or was a director, officer or agent of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the Corporation), by reason of the fact that he is or was an agent of the Corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding. However, such indemnity shall not apply to: (a) acts or omissions of the director or officer finally adjudged to violate law; (b) conduct of the director or officer finally adjudged to violate RCW Section 23B.08.310 (relating to unlawful distributions by the Corporation) or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property or services to which the director was not legally entitled. The Corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors' resolution or contract.

            B. Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such bylaws, resolutions, contracts or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

            C. Survival of Indemnification Rights. No amendment or repeal of this Article XIV shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

            D. Service for Other Entities. The indemnification and advancement of expenses provided under this Article XIV shall apply to directors, officers, employees or agents of the Corporation for both (a) service in such capacities for the Corporation and (b) service at the Corporations's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person is considered to be serving an employee benefit plan at the Corporation's request if such person's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

            E. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and the WBCA.

            F. Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs executors, and administrators of such person."

Item 15. Recent Sales of Unregistered Securities

      Not Applicable.

Item 16. Exhibits and Financial Statement Schedules

      The financial statements and exhibits filed as part of this registration statement are as follows:

      (a) Exhibits

      1.1 Form of proposed Agency Agreement among Rainier Pacific Financial Group, Inc., Rainier Pacific Savings Bank and Keefe, Bruyette & Woods, Inc. (a)

      1.2 Engagement Letter between Rainier Pacific Savings Bank and Keefe, Bruyette & Woods, Inc. (a)

      2     Plan of Conversion of Rainier Pacific Savings Bank (a)

      3.1   Articles of Incorporation of Rainier Pacific Financial Group,
            Inc. (a)

      3.2   Bylaws of Rainier Pacific Financial Group, Inc. (a)

      4     Form of Certificate for Common Stock (a)

      5 Opinion of Breyer & Associates PC regarding legality of securities registered (a)

      8.1   Federal Tax Opinion of Breyer & Associates PC

      8.2   State Tax Opinion of Blado, Stratton & Kiger, P.S.

      8.3   Opinion of RP Financial, LC. as to the value of subscription rights
            (a)

      10.1 Form of Employment Agreement for President and Chief Executive Officer (a)

      10.2  Form of Severance Agreement (a)

      10.3 Form of Rainier Pacific Savings Bank Employee Severance Compensation Plan (a)

      21    Subsidiaries of the Registrant (a)

      23.1  Consent of Moss Adams LLP

      23.2  Consent on behalf of Knight Vale & Gregory PLLC

      23.3  Consent of Breyer & Associates PC (a)

      23.4 Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

      23.5 Consent of Blado, Stratton & Kiger, P.S. as to its State Tax Opinion (contained in opinion included as Exhibit 8.2)

      23.6  Consent of RP Financial, LC. (a)

      24    Power of Attorney (a)

      99.1 Order and Certification Form (contained in the marketing materials included as Exhibit 99.2) (a)

      99.2  Solicitation and Marketing Materials (a)

      99.3 Appraisal Agreement between Rainier Pacific Savings Bank and RP Financial, LC. (a)

      99.4  Appraisal Report of RP Financial, LC. (a)

      99.5  Letter from Prior Accountants of Rainier Pacific Savings Bank (a)

      ------------
      (a) Previously filed.

      (b) Financial Statement Schedules

                       RAINIER PACIFIC BANK AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                 Page
Reports of Independent Auditors................................................  F-2

Consolidated Statements of Financial Condition as of
March 31, 2003 and December 31, 2002 and 2001..................................  F-4

Consolidated Statements of Income for the Three Months Ended
March 31, 2003 and 2002 and the Years Ended December 31, 2002, 2001 and 2000...  F-5

Consolidated Statements of Equity for the Three Months Ended
March 31, 2003 and the Years Ended December 31, 2002, 2001 and 2000............  F-6

Consolidated Statements of Cash Flows for the Three Months Ended
March 31, 2003 and 2002 and the Years Ended December 31, 2002, 2001 and 2000...  F-7

Notes to Consolidated Financial Statements.....................................  F-9

      All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

      The financial statements of Rainier Pacific Financial Group, Inc. have been omitted because Rainier Pacific Financial Group, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fife, State of Washington on August 12, 2003.

                                        RAINIER PACIFIC FINANCIAL GROUP, INC.


                                        By: /s/ John A. Hall
                                           -------------------------------------
                                           John A. Hall
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                                            Date
---------                            -----                                            ----
/s/ John A. Hall                     Director, President and Chief Executive Officer  August 12, 2003
-----------------------------------  (Principal Executive Officer)
John A. Hall


/s/ Joel G. Edwards*                 Vice President, Chief Financial Officer          August 12, 2003
-----------------------------------  and Treasurer
Joel G. Edwards                      (Principal Financial and Accounting Officer)


/s/ Edward J. Brooks*                Chairman of the Board                            August 12, 2003
-----------------------------------
Edward J. Brooks


/s/ Stephen M. Bader*                Director                                         August 12, 2003
-----------------------------------
Stephen M. Bader


/s/ Karyn R. Clarke*                 Director                                         August 12, 2003
-----------------------------------
Karyn R. Clarke

/s/ Robert H. Combs*                 Director                                         August 12, 2003
-----------------------------------
Robert H. Combs

/s/ Charles E. Cuzzetto*             Director                                         August 12, 2003
-----------------------------------
Charles E. Cuzzetto


/s/ Brian E. Knutson*                Director                                         August 12, 2003
-----------------------------------
Brian E. Knutson


/s/ Alan M. Somers*                  Director                                         August 12, 2003
-----------------------------------
Alan M. Somers


/s/ Alfred H. Treleven, III*         Director                                         August 12, 2003
-----------------------------------
Alfred H. Treleven, III

------------
*    By power of attorney dated June 20, 2003

                                INDEX TO EXHIBITS

1.1 Form of proposed Agency Agreement among Rainier Pacific Financial Group, Inc., Rainier Pacific Savings Bank and Keefe, Bruyette & Woods, Inc. (a)

1.2 Engagement Letter between Rainier Pacific Savings Bank and Keefe, Bruyette & Woods, Inc. (a)

2     Plan of Conversion of Rainier Pacific Savings Bank (a)

3.1   Articles of Incorporation of Rainier Pacific Financial Group, Inc. (a)

3.2   Bylaws of Rainier Pacific Financial Group, Inc. (a)

4     Form of Certificate for Common Stock (a)

5 Opinion of Breyer & Associates PC regarding legality of securities registered (a)

8.1   Federal Tax Opinion of Breyer & Associates PC

8.2   State Tax Opinion of Blado, Stratton & Kiger, P.S.

8.3   Opinion of RP Financial, LC. as to the value of subscription rights (a)

10.1  Form of Employment Agreement for President and Chief Executive Officer (a)

10.2  Form of Severance Agreement (a)

10.3  Form of Rainier Pacific Savings Bank Employee Severance Compensation
      Plan (a)

21    Subsidiaries of the Registrant (a)

23.1  Consent of Moss Adams LLP

23.2  Consent on behalf of Knight Vale & Gregory PLLC

23.3  Consent of Breyer & Associates PC (a)

23.4 Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

23.5 Consent of Blado, Stratton & Kiger, P.S. as to its State Tax Opinion (contained in opinion included as Exhibit 8.2)

23.6  Consent of RP Financial, LC. 9 (a)

24    Power of Attorney (a)

99.1 Order and Certification Form (contained in the marketing materials included as Exhibit 99.2) (a)

99.2  Solicitation and Marketing Materials (a)

99.3 Appraisal Agreement between Rainier Pacific Savings Bank and RP Financial, LC. (a)

99.4  Appraisal Report of RP Financial, LC. (a)

99.5  Letter from Prior Accountants of Rainier Pacific Savings Bank (a)

------------
(a) Previously filed.